STARTEC GLOBAL COMMUNICATIONS CORPORATION

                         UNDERWRITERS' WARRANT AGREEMENT

                  UNDERWRITERS' WARRANT AGREEMENT dated as of ___________, 1997 by and between STARTEC GLOBAL COMMUNICATIONS CORPORATION, a Maryland Corporation (the "Company"), and FERRIS, BAKER WATTS, INCORPORATED ("FERRIS") and BOENNING & SCATTERGOOD, INC. ("BOENNING") (Ferris and Boenning sometimes being referred to collectively herein as the "Underwriters").

                              W I T N E S S E T H:

                  WHEREAS, the Company proposes to issue warrants to the Underwriters (the "Warrants") to purchase up to 150,000 shares of common stock, par value $0.01 per share, of the Company (the "Stock"), of which 110,000 Warrants are to be issued to Ferris and the remaining 40,000 Warrants are to be issued to Boenning; and

                  WHEREAS, the Underwriters have agreed, pursuant to an underwriting agreement (the "Underwriting Agreement") dated _________, 1997, to which the Underwriters and the Company are parties, to act as the co-lead underwriters in connection with the Company's public offering of up to 2,600,000 shares of its Stock at a public offering price of $_____ per share (the "Public Offering"); and

                  WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriters in the amounts set forth in the first recital above written, in consideration for, and as part of their compensation in connection with, acting as underwriters pursuant to the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises, which are incorporated into the terms hereof, of the payment by Ferris and Boenning to the Company of $1,100 and $400 respectively for the Warrants to be purchased hereunder, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. GRANT. The Holders (as that term is defined in Section 3 hereof) of the Warrants issued hereunder are hereby granted the right to purchase, by exercising the Warrants, at any time from _______________, 1998 (the first anniversary of the effective date of the Company's Registration Statement relating to the Public Offering (the "Effective Date")) until no later than 5:00 p.m., Washington, DC time, on _________, 2002 (the fifth anniversary of the Effective Date), up to an aggregate of 150,000 shares of the Stock of the Company, at an initial exercise price (subject to


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adjustment  as  provided  in Section 8 hereof)  of $____ per Share  (110% of the initial public offering price per share in the Public Offering), subject to the terms and conditions of this Agreement. The shares issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares".

                  2. WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

                  3. EXERCISE OF WARRANTS. The Warrants are exercisable during the term set forth in Section 1 hereof at the Exercise Price (defined below) per Warrant Share set forth in Section 6 hereof, payable by certified or cashier's check or money order payable in lawful money of the United States, subject to adjustment as provided in Section 8 hereof; provided, however, that if the fair market value of one share of Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising a Warrant for cash, the Holder may elect to receive Warrant Shares equal to the value (as determined below) of the Warrant (or the portion thereof being canceled) by surrender of the Warrant Certificate at the principal office of the Company together with the properly completed and executed Form of Election to Purchase in the form attached as Exhibit B, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

                      Y(A-B)
                  X = ------
                        A

Where:            X = the number of  Warrant Shares to be issued to the Holder;

                  Y = the number of shares of Stock purchasable  pursuant to the
                      Warrant Certificate surrendered, or, if only a portion of the Warrant represented by such Warrant Certificate is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

                  A = the  fair  market  value  of  one  share of  the Company's
                      Stock (at the date of such  calculation); and

                  B = Exercise  Price  (as   adjusted   to   the  date  of  such
                      calculation).

For purposes of the above calculation, fair market value of one share of Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Stock at the time of such exercise, the fair

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market  value per share  shall be equal to the  average of the  closing  bid and asked prices of the Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with a pubic offering by the Company (except for the Public Offering), the fair market value per share shall be equal to the per share offering price to the public of the Stock in such public offering. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office, the registered holder of a Warrant Certificate (each, a "Holder" and, collectively, the "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. (References herein to a "Holder" or "Holders of Warrant Shares shall mean the registered holder or holders thereof). The purchase rights represented by each Warrant Certificate are exercisable, at the option of the Holder thereof, in whole or in part, (but not as to fractional Warrant Shares). In the case of the purchase of less than all the Warrant Shares purchasable on the exercise of the Warrants represented by a Warrant Certificate, the Company shall cancel the Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

                  4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants and payment of the Exercise Price therefor, the issuance of certificates for the Warrant Shares underlying such Warrants shall be made forthwith (and, in any event, within three (3) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder effecting such exercise; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of such Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Certificates and the certificates representing the Warrant Shares shall be executed on behalf of the Company by the persons and in the manner prescribed by the Bylaws of the Company and by applicable law. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

                  5. RESTRICTIONS ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate (and its Permitted Transferee, as defined below), by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, to (i) any person who is an officer, director, employee, agent or other affiliate of the Underwriters or (ii) such other person as may be approved by counsel for the Company (a "Permitted Transferee"), provided such transfer, assignment, hypothecation or other disposition is made in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"). Any transfer of a Warrant Certificate shall be effected by delivery of such Warrant Certificate at the principal office of the Company, together with the properly completed and executed Form of Assignment in the form attached as Exhibit C.

                  6. EXERCISE PRICE

                     A. INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant to purchase Warrant Shares shall be $____ per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Section 8 hereof.

                     B. EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

                  7. REGISTRATION RIGHTS.

                     A. WARRANT LEGEND. The Warrant Certificates shall bear the following legends:


         THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933

         ACT, OR (II) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY
         SATISFACTORY  TO  COUNSEL  TO  THE  ISSUER,   THAT  AN  EXEMPTION  FROM
         REGISTRATION UNDER SUCH 1933 ACT IS AVAILABLE.

         THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                     B. DEMAND REGISTRATION. On any one (1) occasion commencing at any time one (1) year after the Effective Date and expiring five (5) years after the Effective Date, the Holders of the Warrants and the Warrant Shares representing at least a Majority (as hereinafter defined) of such securities shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, SB-2 (or other appropriate form) and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the 1933 Act, so as to permit a public offering and sale, for a period of not less than twelve (12) months, of the Warrant Shares by such Holders, and any other Holders of the Warrants and/or Warrant Shares who shall notify the Company within thirty (30) business days after receipt of the notice described in the succeeding sentence. The Company covenants and agrees to give written notice of any registration request under this Section 7(b) by any Holder(s) of Warrants or Warrants Shares to all other Holders of the Warrants and the Warrant Shares within ten (10) calendar days from the date of the receipt of any such registration request. For purposes of this Agreement, the term "Majority," or any stated percentage, in reference to the Holders of the Warrants and/or Warrant Shares or any category thereof, shall mean the Holders of Warrant Shares and Warrants or category thereof representing, in the aggregate, in excess of fifty percent (50%) or such other stated percentage of the then-outstanding Warrant Shares and Warrant Shares or category thereof into which then-outstanding Warrants or category thereof are then exercisable, excluding all Warrant Shares and Warrants that (i) are held by the Company, an affiliate, officer, director, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii) have been resold to the public pursuant to a registration statement filed with the Commission under the 1933 Act. For the purposes of subsection (i) above, the Underwriters and their respective officers, directors, employees and agents shall not be deemed to be affiliates, officers, directors, employees or agents of the Company. No registration statement filed pursuant to this demand registration provision (without the consent of the Holders holding a Majority of the Warrant Shares requested to be registered pursuant to such registration statement) may relate to any securities other than the Warrant Shares, and no other securities may be sold incidentally to any such underwritten public offering of Warrant Shares so registered.

                     C. PIGGYBACK REGISTRATION. If, at any time within seven (7) years after the Effective Date, the Company should file a registration statement with the Commission under the 1933 Act (other than in connection with a merger or pursuant to Form S-8) it will give written notice by registered mail, at least forty-five (45) calendar days prior to the filing of each such registration statement, to each of the Underwriters (if then a Holder) and to all other Holders of the Warrants and/or the Warrant Shares of its intention to do so. If the Underwriters or other Holders of the Warrants and/or the Warrant Shares notify the Company within thirty (30) calendar days after receipt of any such notice of its or their desire to include any Warrant Shares in such proposed registration statement, the Company shall afford such Underwriters and Holders of the Warrants and/or Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement; provided, however, that the Holders shall not be entitled to piggyback registration rights in respect of any registration statement filed pursuant to the demand registration rights granted to Signet Bank pursuant to that certain Warrants Agreement dated as of July 1, 1997. Notwithstanding the provisions of this Section 7(c), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(c) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         If the underwriter of an offering to which the above piggyback registration rights apply objects to such rights, such objection shall preclude such inclusion. However, in the event (i) the Holders of Warrant Shares or Warrants do not constitute at least forty percent (40%) of the Warrant Shares to be sold by Holders requesting to sell shares in such offering, or (ii) such offering is pursuant to a registration pursuant to a demand for registration made by Signet Bank, the Company will, within one hundred eighty (180) days of completion of such subsequent underwriting, file at its sole expense, a registration statement relating to such excluded Warrant Shares, which shall be in addition to any registration statement required to be filed pursuant to
Section 7(b), unless such Holders had refused an opportunity provided with the consent of the underwriter, to be included in the registration statement on the condition that they agree not to offer the securities for sale (without the prior written consent of the underwriter) for a period not exceeding (60) calendar days from the effective date of such registration statement.

         If the underwriter in such underwritten offering shall advise the Company that it declines to include a portion or all of the Warrant Shares requested by the Underwriters and the Holders to be included in the registration statement, then (i) registration of all of the Warrant Shares shall be excluded from such registration statement on the condition that all securities to be registered by other selling security holders, if any, are also excluded and (ii) registration of a portion of such Warrant Shares allocated among the Underwriters and the Holders and any other selling securityholders in proportion to the respective numbers of securities to be registered by the Underwriters and each such Holder and other selling securityholder (provided that, for purposes of such allocation, Warrants shall be treated as representing the number of Warrant Shares then represented thereby). In such event the Company shall give the Underwriters and the Holders prompt notice of the number of Warrant Shares excluded.

                           D.   COVENANTS   OF  THE   COMPANY   IN   RESPECT  OF
REGISTRATION. In connection with any registrations under Sections 7(b) and 7(c) hereof, the Company covenants and agrees as follows:

                           (1) The Company shall use its best efforts to file a registration statement within sixty
                                    (60)  calendar days of receipt of any demand
                                    therefor;   provided,   however,   that  the
                                    Company  shall not be  required  to  produce
                                    audited or  unaudited  financial  statements
                                    for  any  period  prior  to  the  date  such
                                    financial  statements  are  required  to  be
                                    filed in a report  on Form 10-K or Form 10-Q
                                    (or Form 10-KSB or Form 10-QSB), as the case
                                    may be.  The  Company  shall  use  its  best
                                    efforts to have any  registration  statement
                                    declared  effective at the earliest possible
                                    time, and shall furnish each Holder desiring
                                    to  sell  Warrant   Shares  such  number  of
                                    prospectuses   as   shall    reasonably   be
                                    requested.

                           (2) The Company shall pay all costs (excluding any underwriting discounts or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 7(b) or 7(c) hereof including, without limitation, the actual and reasonable costs and expenses of one firm serving as legal counsel to the Holders, the Company's legal and accounting fees, printing expenses, and any blue sky fees and expenses.

                           (3) The Company will take all necessary and reasonable steps which may be required to qualify or register the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                            (4) The Company shall indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement, each, director, officer, partner, employee and agent of each such Holder and each person, if any, who controls such Holder within the meaning of
                                    Section 15 of the 1933 Act or Section  20(a)
                                    of the  Securities  Exchange Act of 1934, as
                                    amended (the  "Exchange  Act"),  against all
                                    losses,   claims,   damages,   expenses   or
                                    liability  (including,  without  limitation,
                                    all   expenses    reasonably   incurred   in
                                    investigating,    preparing   or   defending
                                    against any claim  whatsoever)  to which any
                                    of them may  become  subject  under the 1933
                                    Act, the Exchange Act or otherwise,  arising
                                    from such registration  statement,  but only
                                    to the same  extent and with the same effect
                                    as the  provisions  pursuant  to  which  the
                                    Company   has   agreed  to   indemnify   the
                                    Underwriters contained in Section 9 of the Underwriting Agreement.

                           (5) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each persons, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, against all losses, claims, damages, expenses or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the 1933 Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 9 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

                           (6) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                           (7) If the manner of distribution proposed by the Holders is an underwriting, the Company shall furnish to each Holder participating  in the  offering  and to each
                                    underwriter  of  such  offering,   a  signed
                                    counterpart,  addressed  to such  Holder  or
                                    underwriter  of (i) an opinion of counsel to
                                    the  Company,  dated the  effective  date of
                                    such  registration  statement  (and, if such
                                    registration includes an underwritten public
                                    offering,  an opinion  dated the date of the
                                    closing under the  underwriting  agreement),
                                    and (ii) a "cold  comfort"  letter dated the
                                    effective   date   of   such    registration
                                    statement   (and,   if   such   registration
                                    includes an underwritten public offering,  a
                                    letter  dated the date of the closing  under
                                    the  underwriting  agreement)  signed by the
                                    independent   public  accountants  who  have
                                    issued  a  report   (or   reports)   on  the
                                    Company's  financial  statements included in
                                    such registration  statements,  in each case
                                    covering substantially the same matters with
                                    respect to such registration  statement (and
                                    the prospectus included therein) and, in the
                                    case  of  such  accountants'   letter,  with
                                    respect to events  subsequent to the date of
                                    such    financial    statements,    as   are
                                    customarily  covered in opinions of issuer's
                                    counsel and in  accountants'  letters,  with
                                    respect to events  subsequent to the date of
                                    such    financial    statements,    as   are
                                    customarily  covered in opinions of issuer's
                                    counsel in accountants' letters delivered to
                                    underwriters    in    underwritten    public
                                    offerings of securities.

                           (8) The Company shall, as soon as practicable after the effective date of the registration statement, and in any event within the first full four fiscal quarters following the effective date, make "generally available to its security holders" (within the meaning of Rule 158 under the 1933 Act) an earnings
                                    statement   (which   need  not  be  audited)
                                    complying  with  Section  11(a)  of the 1933
                                    Act.

                           (9) The Company shall deliver promptly to one designated representative for each Holder participating in the offering requesting the correspondence described below and any
                                    managing   underwriter,    copies   of   all
                                    correspondence  between the  Commission  and
                                    the  Company,  its counsel or auditors  with
                                    respect to the  registration  statement  and
                                    permit  each  Holder and  underwriter  to do
                                    such investigation,  upon reasonable advance
                                    notice,    with   respect   to   information
                                    contained    in   or   omitted    from   the
                                    registration    statement    as   it   deems
                                    reasonably    necessary   to   comply   with
                                    applicable securities laws or rules of the National

                                    Association of Securities Dealers, Inc. (the
                                    "NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

                           (10) In connection with an offering for which the Holders have demand rights, the Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting. In connection with an offering for which the Holders have piggyback rights, the Company shall have the sole right to select the managing underwriter. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter except as they may relate to such Holders, their ownership of Warrant Shares subject to registration, and their intended methods of distribution.

                  8. ADJUSTMENTS  TO  EXERCISE  PRICE  AND NUMBER OF SECURITIES.

                     A. ADJUSTMENT OF EXERCISE PRICE. Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Stock as a stock dividend to the holders of Stock, or subdivide or combine the outstanding shares of Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each Change of Shares, the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares, and (b) the consideration, if any, received by the Company upon such issuance, subdivision or combination by (ii) the total number of shares of Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Stock.

         For the purposes of any  adjustment to be made in accordance  with this
Section 8(a) the following provisions shall be applicable:

                           (1) Shares or equivalents of Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                           (2) The reclassification of securities of the Company other than shares of Stock into securities including shares of Stock shall be deemed to involve the issuance of such shares of Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Stock shall be determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

                           (3) The number of shares of Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                     B. ADJUSTMENT OF NUMBER OF WARRANTS. Upon each adjustment of the Exercise Price pursuant to Section 8(a) above, the number of Shares purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

                     C. ACTION UPON RECLASSIFICATION, MERGER, ETC. The Company will not merge, reorganize or take any other action which would terminate the Warrants without first making adequate provision for the Warrants as provided for herein. In case of any reclassification or change of the outstanding shares of Stock (other than a change in par value to no par value, or from nor par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Stock except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation or other entity of the property of the Company as an entirety, the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to purchase, upon exercise of such Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Shares underlying such Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Prices in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance, as if such Holder has exercised the Warrants. In the event of a consolidation, merger, sale or conveyance of property, the corporation formed by such consolidation or merger, or acquiring such property, shall execute and deliver to the Holders a supplemental warrant agreement to such effect. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustment to those provided in
Section 8. The provisions of this Section 8(c) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                     D. EFFECT OF ADJUSTMENTS ON WARRANT CERTIFICATES. Irrespective of any adjustments or changes in the Exercise Price or the number of Shares purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates, continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

                     E. NOTIFICATION TO HOLDERS. After each adjustment of the Exercise Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted; (ii) the number of Shares purchasable upon exercise of each Warrant, after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a copy of such certificate to be sent by first class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice, or except as to the Holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                     F. EVENTS NOT TRIGGERING ADJUSTMENT. No adjustment of the Exercise Price shall be made upon the issuance or sale of: (i) the Warrants or the Warrant Shares; (ii) the shares of Stock pursuant to the Public Offering; or
(iii) the shares of Stock issuable upon the exercise of the options or warrants outstanding or shares reserved for issuance pursuant to stock option plans in effect on the date hereof as described in the prospectus relating to the Public Offering. In addition, no adjustment of the Exercise Price shall be made if the amount of said adjustments shall be less than five cents ($.05) per Warrant Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least five cents ($.05) per Warrant Share.

                     G. SECURITIES INCLUDED IN THE DEFINITION OF "STOCK". For the purpose of this Agreement, the term "Stock" shall mean (i) the class of stock designated as Common Stock in the Charter of the Company as it may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassification of such stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall, after the date hereof issue securities with greater or superior voting rights than those of the shares of stock outstanding as of the date hereof, each Holder, at its option, may receive upon exercise of any Warrant either shares of Stock or a like number of such securities with greater or superior voting rights.

                     H. NONCASH DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise or expiration of all the Warrants declare a dividend (other than a dividend consisting solely of shares of Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8h.

                     I. SUBSCRIPTION RIGHTS FOR SHARES OF STOCK AND OTHER SECURITIES. In the event that the Company or an affiliate of the Company shall, at any time after the date hereof and prior to the exercise or expiration of all the Warrants, issue any rights to subscribe for shares of Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company, the Holders of the unexercised Warrants shall be entitled to receive, in addition to the Warrant Shares receivable upon the exercise of the Warrants, such rights at the time such rights are distributed to the other stockholders of the Company.

                  9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable, without charge, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                  10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Warrant Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Warrants held of record by such Holder the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares.

                  11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Stock as shall be issuable as Warrant Shares upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all the Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause the

Stock to be listed and quoted (subject to official notice of issuance) on all securities exchanges or associations on which the Stock issued to the public in connection with the Public Offering may then be listed or quoted.

                  12. LIMITATIONS ON RIGHTS OF, AND CERTAIN NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Warrants, prior to the exercise thereof, the right to receive cash dividends to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants or their earlier exercise, any of the following events shall occur:

                           (1) the Company shall take a record of the holders of its shares of Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                           (2) the Company shall offer to all the holders of its Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of Stock or such other capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                           (3) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least thirty (30) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when (i) personally delivered, (ii) three (3) business days after having been properly addressed, enclosed in a properly sealed envelope or wrapper and sent postage-paid by first class mail, (iii) transmitted by facsimile transmission, if acknowledged by such facsimile equipment as received, or (iv) one (1) business day after being sent, at the expense of the sender, by Federal Express, Airborne, U.S. Express Mail or similar overnight carrier (a) if to a Holder of the Warrants, to the address of such Holder as shown on the books of the Company or (b) if to the Company, at its principal office or to such other address as the Company may designate by notice to the Holders.

                  14. SUPPLEMENTS AND AMENDMENTS. The Company and the Underwriters may, from time to time, supplement or amend this Agreement without the approval of any Holders of Warrants (other than the Underwriters) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriters may deem necessary or desirable and which the Company and the Underwriters deem shall not adversely affect the interests of the Holders of Warrants other than the Underwriters.

                  15. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Underwriters, the Holders and their respective successors and assigns hereunder.

                  16. TERMINATION. This Agreement shall terminate at the close of business on __________, 2006 (the eighth anniversary of the Effective Date). Notwithstanding the foregoing, the registration provisions and indemnification provisions of Section 7 shall survive such termination until the close of business on the later of the expiration of any applicable statue of limitations or ________, 2008.

                  17. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, each of the Underwriters and each and any Holders hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement, the Warrants or the Warrant Certificates shall be brought and enforced in the courts of the State of Maryland or of the United States of America for the District of Maryland, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, each of the Underwriters and each and any Holders hereby irrevocably waives any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the

Company, the Underwriters and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address provided for in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

                  18. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof. Subject to Section 14, this Agreement may not be modified except upon the express agreement of the Company and a Majority of the of the Holders of the Warrants and the Warrant Shares.

                  19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                  20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

                  21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation, other than the Company and the Underwriters and any other Holder(s) of the Warrants or Warrant Shares, any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriters and any other Holder(s) of the Warrants or Warrant Shares.

                  22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall together constitute but one and the same instrument.

                  23. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, each of the Underwriters and their successors and assigns and the Holders from time to time of the Warrant(s) or any of them.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                            STARTEC GLOBAL COMMUNICATIONS
                                              CORPORATION

                                            By:_________________________________

                                            Print Name:_________________________

                                            Title:______________________________


                                            FERRIS, BAKER WATTS, INCORPORATED

                                            By:_________________________________

                                            Print Name:_________________________

                                            Title:______________________________


                                            BOENNING & SCATTERGOOD, INC.

                                            By:_________________________________

                                            Print Name:_________________________

                                            Title:______________________________

EXHIBIT A


                    STARTEC GLOBAL COMMUNICATIONS CORPORATION

                               WARRANT CERTIFICATE




THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR (II) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH 1933 ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE COMMENCING ________, 1998 THROUGH 5:00 P.M., WASHINGTON, DC  TIME  ________, 2003



NO. WC- ___                                                                     _________ WARRANTS


         This Warrant Certificate certifies that ______________ _______________ or registered assigns, is the registered holder of _________ warrants (the "Warrants") to purchase initially, at any time from _______, 1998, until 5:00 p.m., Washington, DC time on _______, 2003 (the "Expiration Date"), up to _____________ fully paid and non-assessable shares (the "Shares"), of the Common Stock, par value $0.01 per share (the "Stock"), of STARTEC Global Communications Corporation, a Maryland corporation

(the "Company") at the initial exercise price of $____ per Share (the "Exercise Price"), upon the surrender of this Warrant Certificate and payment of the
Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ____________________, 1997 (the "Warrant Agreement") by and between the Company and Ferris, Baker Watts, Incorporated and Boenning & Scattergood, Inc. Payment of the Exercise Price shall be made as provided in Section 3 of the Warrant Agreement.

         No Warrant may be exercised after 5:00 P.M, Washington, DC time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this __th day of _______, 1997.

                                       STARTEC Global Communications Corporation

                                       By:______________________________________

                                       Print Name:______________________________

                                       Title:___________________________________



[SEAL]

ATTEST:

By:____________________________

EXHIBIT B

                          FORM OF ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

_______ Shares

and herewith  tenders in payment for such  securities the amount of  $____________,  in accordance  with the terms of this Warrant  Certificate and of the Warrant  Agreement.  The undersigned  requests that a certificate for such
securities   be   registered   in  the   name  of   ______________________________________,   whose   address   is
__________________   ________________________________________________________________________,   and   that   such
Certificate      be     delivered      to      ___________________________________,      whose      address     is
_________________________________________________________ ____________________________________________.


Dated:____________________

                                                      Signature:

                                            ------------------------------------
                                            (Signature  must conform in
                                            all respects to the name of
                                            holder as  specified on the
                                            face    of   the    Warrant
                                            Certificate.)


                                            ------------------------------------
                                            (Insert Social Security or Other
                                            Identifying Number of Holder)

EXHIBIT C


                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto __________________________________ (Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________________ Attorney, to transfer the within Warrant
Certificate on the books of STARTEC Global Communications Corporation, with full power of substitution.


Dated:______________________                Signature:

                                            ------------------------------------
                                            (Signature  must conform in
                                            all respects to the name of
                                            holder as  specified on the
                                            face    of   the    Warrant
                                            Certificate.)


                                            ------------------------------------
                                            (Insert Social Security or Other
                                             Identifying Number of Holder)